EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Energy Transfer Partners, L.P. Registration Statements No. 333-120770, 333-123491, 333-86057 and 333-107324 on Form S-3 and No. 333-40407 and 333-125036 on Form S-4 of our report dated March 15, 2005, relating to the financial statements of HPL Consolidation LP, appearing in Exhibit 99.3 in this Annual Report on Amendment No. 1 to Form 10-K of Energy Transfer Partners, L.P. for the year ended August 31, 2005

/s/ Deloitte and Touche LLP

Houston, Texas

December 12, 2005